Exhibit 99.1

Myers Industries Announces First Quarter 2023 Results

Gross Margin Expansion Through Effective Cost Management

Reiterates Full Year Fiscal 2023 Revenue and Earnings Outlook

May 4, 2023, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a leading manufacturer of a wide range of polymer and metal products and distributor for the tire, wheel, and under-vehicle service industry, today announced results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights

•
Net sales of $215.7 million compared to $225.5 million in the prior year period
•
Gross margin of 32.9%, up 100 basis points versus the prior year period
•
GAAP net income per diluted share of $0.35 compared to $0.47 in the prior year period
•
Adjusted earnings per diluted share of $0.38 compared to $0.50 in the prior year period
•
Cash flow provided by operations was $25.8 million and free cash flow was $16.7 million

Myers Industries' President and CEO Mike McGaugh said, "We are pleased with our gross margin expansion and increased cash flow generation in the first quarter. These results demonstrate the strength of our ongoing self-help initiatives and cost savings measures, which are a cornerstone of Horizon 1 of our Strategy. Countering those great results, though, was continued and anticipated reduced demand for our products that serve the Recreational Vehicle end market and our products that are high quality, high dollar discretionary purchases for the Consumer. Inflationary trends are impacting overall consumption and performance in those two markets year-over-year. To help offset these demand headwinds, we are laser focused on pursuing growth and winning new business in our other end markets.

In the Distribution segment, I continue to be optimistic about the strategic move of acquiring Mohawk Rubber; we are stronger together, we have more channel power, and we can serve our customers better than ever. As we continue to integrate Mohawk, I expect our Distribution segment to deliver breakthrough performance.”

McGaugh continued, "We are keenly focused on operational excellence, by way of the "Myers Business System" which serves as the foundation for sustainable and scalable improvements throughout our organization. The System is an integral part of our transformation into a world-class organization that generates significant value for all our stakeholders."

McGaugh concluded, “We believe our Strategy to drive commercial and operational excellence, our leading positions in the strong markets in which we play, and our culture of continuous improvement will serve as a solid defense against these near-term macroeconomic headwinds and will propel our long-term growth as we progress through our 3-horizon strategy."

First Quarter 2023 Financial Summary

	Quarter Ended March 31,
(Dollars in thousands, except per share data)	2023	2022	% Inc (Dec)
Net sales	$215,739	$225,486	(4.3)%
Gross profit	$71,065	$71,928	(1.2)%
Gross margin	32.9%	31.9%
Operating income	$18,957	$24,405	(22.3)%
Net income	$12,976	$17,337	(25.2)%
Net income per diluted share	$0.35	$0.47	(25.5)%

Adjusted operating income	$20,302	$25,831	(21.4)%
Adjusted net income	$13,992	$18,266	(23.4)%
Adjusted earnings per diluted share	$0.38	$0.50	(24.0)%
Adjusted EBITDA	$25,920	$31,031	(16.5)%

Net sales were $215.7 million, a decrease of $9.7 million, or 4.3%, compared with $225.5 million for the first quarter of 2022. The decrease was the result of lower sales in the Material Handling segment, partially offset by higher sales in the Distribution segment largely from incremental sales of $13.9 million from the Mohawk Rubber acquisition. On an organic basis, the contribution from higher pricing was more than offset by lower volume/mix.

Gross profit decreased $0.9 million, or 1.2% to $71.1 million, as the contribution from pricing actions, lower raw material costs and the Mohawk Rubber acquisition was not enough to offset lower volume and a change in sales mix. Gross margin expanded to 32.9% compared with 31.9% for the first quarter of 2022. Selling, general and administrative expenses increased $4.1 million, or 8.5% to $52.1 million due to the Mohawk Rubber acquisition and higher legal fees, which were primarily due to $1.4 million of success fees payable in conjunction with a favorable patent trial result. SG&A as a percentage of sales increased to 24.1%, compared with 21.3% in the same period last year. Net income per diluted share was $0.35, compared with $0.47 for the first quarter of 2022. Adjusted earnings per diluted share were $0.38, compared with $0.50 for the first quarter of 2022.

First Quarter 2023 Segment Results

(Dollar amounts in the segment tables below are reported in millions)

Material Handling

	Net Sales	Op Income	Op Income Margin	Adj EBITDA	Adj EBITDA Margin
Q1 2023 Results	$152.6	$25.4	16.6%	$30.4	19.9%
Q1 2022 Results	$176.6	$31.2	17.7%	$36.4	20.6%
$ Increase (decrease) vs prior year	($24.0)	($5.8)		($6.0)
% Increase (decrease) vs prior year	(13.6)%	(18.8)%	-110 bps	(16.5)%	-70 bps

Items in this table may not recalculate due to rounding

Net sales for the Material Handling segment were $152.6 million, a decrease of $24.0 million, or 13.6%, compared with $176.6 million for the first quarter of 2022. Net sales increases in the food and beverage end market were more than offset by decreases in the consumer, vehicle, and specific demand from industrial end markets. Operating income decreased 18.8% to $25.4 million, compared with $31.2 million in the first quarter of 2022. Adjusted EBITDA decreased 16.5% to $30.4 million, compared with $36.4 million in the first quarter of 2022. Lower sales volume and a change in sales mix more than offset lower raw material costs. SG&A expenses were higher year-over-year, primarily due to higher legal fees resulting from $1.4 million of success fees payable in conjunction with a patent infringement matter. The Material Handling segment's GAAP operating income margin was 16.6% compared with 17.7% for the first quarter of 2022. The Material Handling segment’s adjusted EBITDA margin was 19.9% compared with 20.6% for the first quarter of 2022.

Distribution

	Net Sales	Op Income	Op Income Margin	Adj EBITDA	Adj EBITDA Margin
Q1 2023 Results	$63.2	$2.2	3.5%	$3.4	5.4%
Q1 2022 Results	$48.9	$3.3	6.8%	$3.9	7.9%
$ Increase (decrease) vs prior year	$14.3	($1.1)		($0.5)
% Increase (decrease) vs prior year	29.3%	(32.2)%	-330 bps	(11.9)%	-250 bps

Items in this table may not recalculate due to rounding

Net sales for the Distribution segment were $63.2 million, an increase of $14.3 million, or 29.3%, compared with $48.9 million for the first quarter of 2022. Excluding the incremental $13.9 million of net sales from the Mohawk Rubber acquisition, organic net sales increased 0.9%. Operating income decreased $1.1 million to $2.2 million, compared with $3.3 million for the first quarter of 2022. Adjusted EBITDA decreased 11.9% to $3.4 million, compared with $3.9 million in the first quarter of 2022. The decrease in operating income and adjusted EBITDA was due primarily to an unfavorable sales mix and higher freight costs. Additionally, SG&A was higher year-over-year. The increase in SG&A expenses was primarily the result of the Mohawk Rubber acquisition and higher labor costs at distribution centers. The Distribution segment's GAAP operating income margin was 3.5% compared with 6.8% for the first quarter of 2022. The Distribution segment’s adjusted EBITDA margin was 5.4%, compared with 7.9% for the first quarter of 2022. The Distribution Segment continues to integrate the Mohawk Rubber acquisition and is implementing price increases to offset cost inflation and expand margins.

Balance Sheet & Cash Flow

As of March 31, 2023, the Company’s cash on hand totaled $28.2 million. Total debt as of March 31, 2023 was $98.1 million.

For the first quarter of 2023, cash flow provided by operations was $25.8 million and free cash flow was $16.7 million, compared with cash flow provided by operations of $7.3 million and free cash flow of $2.2 million for the first quarter of 2022. The increase in cash flow was driven primarily by a decrease in working capital. Capital expenditures for the first quarter of 2023 were $9.1 million, compared with $5.1 million for the first quarter of 2022.

2023 Outlook

Based on current exchange rates, market outlook, and business forecast, the Company reiterated its outlook for fiscal 2023, and currently forecasts:

•
Net sales growth in the low-to-mid single digit range
•
Net income per diluted share in the range of $1.50 to $1.80; adjusted earnings per diluted share in the range of $1.55 to $1.85
•
Capital expenditures to be in the range of $25 to $30 million
•
Effective tax rate to approximate 25%

We will continue to monitor market conditions and provide updates as we progress throughout the year.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Tuesday, May 4, 2023, at 8:00 a.m. EDT. The call is anticipated to last less than one hour and may be accessed using the following telephone numbers: toll free at 1-833-630-1956 or International at 1-412-317-1837. Participants should ask to be joined into the Myers Industries call. The live webcast of the conference call can be accessed at https://edge.media-server.com/mmc/p/tonzkk76 or from the Investor Relations section of the Company's website at www.myersindustries.com. Webcast attendees will be in a listen-only mode.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted operating income (loss), adjusted operating income margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, adjusted net income, adjusted earnings per diluted share (adjusted EPS), and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is a manufacturer of sustainable plastic and metal products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel, and under-vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including information regarding the Company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. Forward-looking statements can be identified by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” or variations of these words, or similar expressions. These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, these statements inherently involve a wide range of inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. The Company’s actual actions, results, and financial condition may differ materially from what is expressed or implied by the forward-looking statements.

Specific factors that could cause such a difference on our business, financial position, results of operations and/or liquidity include, without limitation, raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; impacts from the novel coronavirus (“COVID-19”) pandemic; and other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including without limitation, the risk factors disclosed in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Given these factors, as well as other variables that may affect our operating results, readers should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, nor use historical trends to anticipate results or trends in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company expressly disclaims any obligation or intention to provide updates to the forward-looking statements and the estimates and assumptions associated with them.

Contact: Monica Vinay, Interim CFO and Vice President, Investor Relations & Treasurer, (330) 761-6212

M-INV

Source: Myers Industries, Inc.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended
	March 31, 2023	March 31, 2022
Net sales	$215,739	$225,486
Cost of sales	144,674	153,558
Gross profit	71,065	71,928
Selling, general and administrative expenses	52,081	47,990
(Gain) loss on disposal of fixed assets	27	(467)
Operating income (loss)	18,957	24,405
Interest expense, net	1,646	1,147
Income (loss) before income taxes	17,311	23,258
Income tax expense (benefit)	4,335	5,921
Net income (loss)	$12,976	$17,337
Net income (loss) per common share:
Basic	$0.35	$0.48
Diluted	$0.35	$0.47
Weighted average common shares outstanding:
Basic	36,564,775	36,280,268
Diluted	36,815,956	36,511,034

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	March 31, 2023	December 31, 2022
Assets
Current Assets
Cash	$28,241	$23,139
Accounts receivable, net	130,616	133,716
Inventories, net	102,141	93,351
Prepaid expenses and other current assets	5,781	7,001
Total Current Assets	266,779	257,207
Property, plant, & equipment, net	105,803	101,566
Right of use asset - operating leases	28,381	28,908
Deferred income taxes	130	129
Other assets	155,104	154,824
Total Assets	$556,197	$542,634
Liabilities & Shareholders' Equity
Current Liabilities
Accounts payable	$93,477	$73,536
Accrued expenses	49,153	57,531
Operating lease liability - short-term	6,072	6,177
Finance lease liability - short-term	523	518
Long-term debt - current portion	25,984	—
Total Current Liabilities	175,209	137,762
Long-term debt	62,784	93,962
Operating lease liability - long-term	22,409	22,786
Finance lease liability - long-term	8,785	8,919
Other liabilities	13,681	15,270
Deferred income taxes	8,082	7,508
Total Shareholders' Equity	265,247	256,427
Total Liabilities & Shareholders' Equity	$556,197	$542,634

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Three Months Ended March 31,
	2023	2022
Cash Flows From Operating Activities
Net income	$12,976	$17,337
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation and amortization	5,618	5,200
Amortization of deferred financing costs	78	121
Non-cash stock-based compensation expense	1,904	1,727
Gain on disposal of fixed assets	27	(467)
Other	(827)	521
Cash flows provided by (used for) working capital
Accounts receivable	3,181	(31,894)
Inventories	(8,778)	(5,980)
Prepaid expenses and other current assets	1,220	614
Accounts payable and accrued expenses	10,387	20,113
Net cash provided by (used for) operating activities	25,786	7,292
Cash Flows From Investing Activities
Capital expenditures	(9,091)	(5,060)
Acquisition of business, net of cash acquired	(160)	—
Proceeds from sale of property, plant, and equipment	33	1,076
Net cash provided by (used for) investing activities	(9,218)	(3,984)
Cash Flows From Financing Activities
Net borrowings (repayments) from revolving credit facility	(5,200)	1,500
Payments on finance lease	(129)	(124)
Cash dividends paid	(5,274)	(4,939)
Proceeds from issuance of common stock	1,132	471
Shares withheld for employee taxes on equity awards	(1,999)	(344)
Net cash provided by (used for) financing activities	(11,470)	(3,436)
Foreign exchange rate effect on cash	4	49
Net increase (decrease) in cash	5,102	(79)
Cash at January 1	23,139	17,655
Cash at March 31	$28,241	$17,576

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended March 31, 2023
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$152,562	$63,185	$215,747	$(8)	$215,739

Gross profit					71,065
Add: Restructuring expenses and other adjustments					102
Adjusted gross profit					71,167
Gross margin as adjusted					33.0%

Operating income (loss)	25,351	2,237	27,588	(8,631)	18,957
Operating income margin	16.6%	3.5%	12.8%	n/a	8.8%
Add: Acquisition and integration costs	—	109	109	126	235
Add: Restructuring expenses and other adjustments	421	179	600	10	610
Add: Environmental reserves, net(2)	—	—	—	500	500
Adjusted operating income (loss)(1)	25,772	2,525	28,297	(7,995)	20,302
Adjusted operating income margin	16.9%	4.0%	13.1%	n/a	9.4%

Add: Depreciation and amortization	4,599	873	5,472	146	5,618
Adjusted EBITDA	$30,371	$3,398	$33,769	$(7,849)	$25,920
Adjusted EBITDA margin	19.9%	5.4%	15.7%	n/a	12.0%

(1) Includes gross profit adjustments of $102 and SG&A adjustments of $1,243
(2) Includes environmental charges of $1,600 net of probable insurance recoveries of $1,100

	Quarter Ended March 31, 2022
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$176,636	$48,861	$225,497	$(11)	$225,486

Gross profit					71,928
Add: Restructuring expenses and other adjustments					390
Adjusted gross profit					72,318
Gross margin as adjusted					32.1%

Operating income (loss)	31,220	3,301	34,521	(10,116)	24,405
Operating income margin	17.7%	6.8%	15.3%	n/a	10.8%
Add: Acquisition and integration costs	—	—	—	75	75
Add: Restructuring expenses and other adjustments	390	—	390	—	390
Add: Loss on sale of assets	261	—	261	—	261
Add: Environmental charges	—	—	—	700	700
Adjusted operating income (loss)(1)	31,871	3,301	35,172	(9,341)	25,831
Adjusted operating income margin	18.0%	6.8%	15.6%	n/a	11.5%

Add: Depreciation and amortization	4,516	558	5,074	126	5,200
Adjusted EBITDA	$36,387	$3,859	$40,246	$(9,215)	$31,031
Adjusted EBITDA margin	20.6%	7.9%	17.8%	n/a	13.8%

(1) Includes gross profit adjustments of $390 and SG&A adjustments of $1,036

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED OPERATING INCOME, ADJUSTED EBITDA AND FREE CASH FLOW (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended March 31,
	2023	2022
Adjusted operating income (loss) reconciliation:
Operating income (loss)	$18,957	$24,405
Restructuring expenses and other adjustments	610	390
Acquisition and integration costs	235	75
Loss on sale of assets	—	261
Environmental charges	500	700
Adjusted operating income (loss)	$20,302	$25,831

Adjusted EBITDA reconciliation:
Net income (loss)	$12,976	$17,337
Income tax expense (benefit)	4,335	5,921
Interest expense, net	1,646	1,147
Operating income (loss)	18,957	24,405
Depreciation and amortization	5,618	5,200
Restructuring expenses and other adjustments	610	390
Acquisition and integration costs	235	75
Loss on sale of assets	—	261
Environmental charges	500	700
Adjusted EBITDA	$25,920	$31,031

Free cash flow reconciliation:
Net cash provided by (used for) operating activities	$25,786	$7,292
Capital expenditures	(9,091)	(5,060)
Free cash flow	$16,695	$2,232

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended March 31,
	2023	2022
Adjusted net income (loss) reconciliation:
Net income (loss)	$12,976	$17,337
Income tax expense (benefit)	4,335	5,921
Income (loss) before income taxes	17,311	23,258
Restructuring expenses and other adjustments	610	390
Acquisition and integration costs	235	75
Loss on sale of assets	—	261
Environmental charges	500	700
Adjusted income (loss) before income taxes	18,656	24,684
Income tax expense, as adjusted (1)	(4,664)	(6,418)
Adjusted net income (loss)	$13,992	$18,266

Adjusted earnings per diluted share reconciliation:
Net income (loss) per common diluted share	$0.35	$0.47
Restructuring expenses and other adjustments	0.02	0.01
Acquisition and integration costs	0.01	0.00
Loss on sale of assets	—	0.01
Environmental charges	0.01	0.02
Adjusted effective income tax rate impact	(0.01)	(0.01)
Adjusted earnings per diluted share(2)	$0.38	$0.50

(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2023 is 25% and in 2022 is 26%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding for the respective period.

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GUIDANCE FOR FULL YEAR ADJUSTED EARNINGS PER DILUTED SHARE

(UNAUDITED)

	Full Year 2023 Guidance
	Low	High
GAAP diluted net income per common share	$1.50	$1.80
Add: Net restructuring expenses and other adjustments	0.03	0.03
Add: Acquisition and integration costs	0.01	0.01
Add: Environmental charges	0.01	0.01
Adjusted earnings per diluted share	$1.55	$1.85